Exhibit 28 (q)(2)

Power of Attorney for David W. Jennings

TRANSAMERICA PARTNERS FUNDS GROUP
POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENT, that the undersigned hereby makes, constitutes and appoints JOHN K. CARTER and DENNIS P. GALLAGHER his true and lawful attorney-in-fact and agent in his name, place and stead and on his behalf (a) to sign and cause to be filed registration statements of Transamerica Partners Funds Group (the “Fund”) under the Securities Act of 1933 and the Investment Company Act of 1940, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorney may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind he may elect, for the purpose of complying with the laws of any state relating to the sale of securities of the Fund, hereby ratifying and confirming all actions of any of said attorney and agent hereunder.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in the capacity and on the date indicated.

/s/ David W. Jennings, Trustee

David W. Jennings, Trustee	Date: July 22, 2009